EXHIBIT 99.1

SCHEDULE OF PERSONS WHO MAY RECEIVE SHARES OF COMMON STOCK UNDER THE SECURITIES PURCHASE AGREEMENT AND THE MAKE GOOD ESCROW AGREEMENT

Pinnacle China Fund, L.P.
Renaissance US Growth Investment Trust PLC
US Special Opportunities Trust PLC
Renaissance Capital Growth & Income Fund III, Inc.
Premier RENN US Emerging Growth Fund Limited
Jayhawk Private Equity Fund, L.P.
Bear Stearns Security Corp FBO J Steven Emerson Roth IRA
Bear Stearns Security Corp FBO J Steven Emerson IRA R/O II
Bear Stearns Security Corp FBO Emerson Family Foundation
Lake Street Fund, L.P.
Fred L. Astman Wedbush Securities Inc. Cust IRA R/O Holding 10/31/92 Gregory Cook Wedbush Sec Ctdn IRA Contributory 01-16-02
George Loxsom Wedbush Sec Ctdn IRA SEP  12-16-92
John Peter Selda Wedbush Sec Ctdn IRA Cont 08-27-96
Joseph Anthony Cardaropoli Wed-bush Sec Ctdn IRA Rollover 01-12-06 The Mitchell W. Howard Trust
Chinamerica Fund, LP
Westpark Capital, L.P.
Centaur Value Fund, L.P.
United Centaur Master Fund
Heller Capital Investments, LLC
Whitebox Intermarket Partners, L.P.
J. George Investments, LLC
Lighthouse Consulting Limited
Precept Capital Master Fund, G.P.
MidSouth Investor Fund LP
Sandor Capital Master Fund, L.P.
Crescent International Ltd.
Diamond Opportunity Fund, LLC
Guerrilla Partners LP
The Kircher Family Trust dtd 03/24/2004
Nite Capital LP
Cascata Long / Short Fund, LP
Outpoint Capital LP